Consent of Independent Auditors

          We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387),
          Form S-3 (Nos. 33-50710, 33-51311 and 33-50708) and Form
          S-4 (Nos. 33-61974 and 33-51943) of Shawmut National Corporation of our report dated January 20, 1994, with respect to the consolidated financial statements of Peoples Bancorp of Worcester, Inc., included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ Ernst & Young

          Worcester, Massachusetts
          March 28, 1994